SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Clean Wind Energy Tower, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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CLEAN WIND ENERGY TOWER, INC.
1997 Annapolis Exchange Pkwy., Suite 300,
Annapolis, Maryland  21401

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FRIDAY - DECEMBER 16, 2011

The Annual Meeting of Stockholders of Clean Wind Energy Tower, Inc. (“CWET” or the “Company”) will be held at 1997 Annapolis Exchange Pkwy., Suite 300, Annapolis, Maryland  21401, on Friday - December 16, 2011 at 10:30 am local time, to consider and act upon each of the following matters, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

1.	To elect the individuals named in the Proxy Statement to the Board of Directors.

2.	To ratify the appointment of CWET’s independent registered public accounting firm, RBSM LLP (“RBSM”).

3.	To transact such other business as may properly come before the meeting and any adjournments thereof.

Stockholders entitled to notice of and to vote at the Annual Meeting shall be determined as of the close of business on October 21, 2011, the record date fixed by the Board of Directors for such purpose.

You are cordially invited to attend the Annual Meeting in person.  To ensure that your vote is counted at the Annual Meeting, however, please vote as promptly as possible.

By Order of the Board of Directors

Ronald W. Pickett
CEO and Chairman

Annapolis, Maryland
November 16, 2011

Whether or not you expect to attend the Annual Meeting, please complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to ensure that your vote is counted at the Annual Meeting. No postage need be affixed if the proxy is mailed in the United States. If you receive the proxy materials by mail or email, you may rather choose to vote via the Internet using either a computer or a Smartphone, in person or by telephone. Please refer to the enclosed Proxy Statement for instructions on how to vote your shares.

CLEAN WIND ENERGY TOWER, INC.
1997 Annapolis Exchange Pkwy., Suite 300,
Annapolis, Maryland  21401

PROXY STATEMENT FOR 2011 ANNUAL MEETING OF STOCKHOLDERS

The board of directors is soliciting proxies to be used at our Friday, December 16, 2011 annual meeting of stockholders. Please read and carefully consider the information presented in this proxy statement and vote by completing, dating, signing and returning the enclosed proxy in the enclosed postage-paid envelope.

This proxy statement, the form of proxy will be mailed to all stockholders on or about November 16, 2011.

INFORMATION ABOUT THE ANNUAL MEETING

WHEN IS THE ANNUAL MEETING?

Friday, December 16, 10:30 A.M. Annapolis, Maryland time.

WHERE WILL THE ANNUAL MEETING BE HELD?

The meeting will be held at the Company’s corporate offices located at 1997 Annapolis Exchange Pkwy., Suite 300, Annapolis, Maryland  21401.

WHAT ITEMS WILL BE VOTED UPON AT THE ANNUAL MEETING?

You will be voting on the following matters:

1. ELECTION OF DIRECTORS. To elect five (5) directors to serve until the 2012 Annual Meeting of stockholders or until their successors are duly elected and qualified;

2. RATIFICATION OF AUDITORS. To ratify the selection of RBSM LLP (“RBSM”) as independent auditors of the Company for the fiscal year ending December 31, 2011;

4. OTHER BUSINESS. To transact such other business as may properly come before the annual meeting or any adjournment of the annual meeting.

WHO CAN VOTE?

Only holders of record of our common stock at the close of business on October 21, 2011 will be entitled to notice of and to vote at the annual meeting and any adjournments of the annual meeting. You are entitled to one vote for each share of common stock held on that date. On October 21, 2011, there were 209,300,519 shares of our common stock outstanding and entitled to vote.

YOUR BOARD OF DIRECTORS HAS APPROVED EACH OF THE PROPOSALS SET FORTH HEREIN.

ACCORDINGLY, THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE DIRECTORS AND THE RATIFICATION OF THE APPOINTMENT OF RBSM AS AUDITORS.

HOW DO I VOTE BY PROXY?

Proxies should not be sent by the stockholder to the Company, but to Columbia Stock Transfer Company, the Company's Registrar and Transfer Agent, at 601 E. Seltice Way Suite 202
Post Falls, ID 83854.  You may vote your shares by:

•	Marking, signing and dating the enclosed proxy card as promptly as possible and returning it via facsimile to 208-777-8998;
•	marking, signing and dating the enclosed proxy card as promptly as possible and returning it via electronic mail to michelle@columbiastock.com; or
•	casting your vote via the Internet at www.columbiastock.com/voting.

If you return your signed proxy card before the annual meeting, we will vote your shares as you direct. For the election of directors, you may vote for (1) all of the nominees, (2) none of the nominees or (3) all of the nominees except those you designate. For each other item of business, you may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting.

If you return your signed proxy card but do not specify how you want to vote your shares, we will vote them:

•	“FOR” the election of all of our nominees for directors;

•	“FOR” the ratification of RBSM as our independent auditors;

If any matters other than those set forth above are properly brought before the annual meeting, the individuals named in your proxy card may vote your shares in accordance with their best judgment.

HOW DO I CHANGE OR REVOKE MY PROXY?

You can change or revoke your proxy at any time before it is voted at the annual meeting by:

1.	Submitting another proxy by mail with a more recent date than that of the proxy first given;

2.	Sending written notice of revocation to Columbia Stock Transfer Company, the Company's Registrar and Transfer Agent, at 601 E. Seltice Way Suite 202, Post Falls, ID 83854; or

3.
Attending the annual meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

WHAT CONSTITUTES A “QUORUM” FOR THE ANNUAL MEETING?

Except as otherwise provided in the Articles of Incorporation or required by law: A quorum at any annual or special meeting of shareholders shall consist of shareholders representing, either in person or by proxy, a majority of the outstanding shares of the corporation, entitled to vote at such meeting. . A quorum is necessary to conduct business at the annual meeting. You will be considered part of the quorum if you have voted by proxy. Abstentions, broker non-votes and votes withheld from director nominees count as “shares present” at the annual meeting for purposes of determining a quorum. However, abstentions and broker non-votes do not count in the voting results. A broker non-vote occurs when a broker or other nominee who holds shares for another does not vote on a particular item because the broker or nominee does not have discretionary authority for that item and has not received instructions from the owner of the shares.

HOW MANY VOTES ARE REQUIRED?

•	Directors nominees are elected by a plurality of the votes cast in person or by proxy, provided that a quorum is present at the Meeting.

•
The ratification of the director's selection of RBSM as the Company's independent auditors will require an affirmative vote of the majority of the votes cast in person or by proxy, provided that a quorum is present at the annual meeting.

WHO PAYS FOR THE SOLICITATION OF PROXIES?

The Company will pay the cost of preparing, printing and mailing material in connection with this solicitation of proxies. We will, upon request, reimburse brokerage firms, banks and others for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of stock or otherwise in connection with this solicitation of proxies.

WHEN ARE STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING DUE?

Any stockholder proposals for the 2012 annual meeting must be received by us, directed to the attention of the Company's Secretary, Robert P. Crabb, Clean Wind Energy Tower, 1997 Annapolis Exchange Pkwy., Suite 300, Annapolis, Maryland  21401, USA, no later than September 30, 2012. The use of certified mail, return receipt requested, is advised. To be eligible for inclusion, a proposal must comply with our bylaws, Rule 14a-8 and all other applicable provisions of Regulation 14A under the Securities Exchange Act of 1934.

PROPOSAL 1: ELECTION OF DIRECTORS
(ITEM 1 ON THE PROXY CARD)

At the Meeting, five (5) directors are to be elected. Pursuant to the Company's By-laws, all directors are elected to serve for the ensuing year and until their respective successors are elected and qualified. Unless otherwise directed, the persons named in the enclosed Proxy intend to cast all votes pursuant to proxies received for the election of Ronald W. Pickett, Stephen L. Sadle , H. James Magnuson, Robert P. Crabb and Arthur P. Dammarell (collectively, the “Nominees”). If any of the Nominees becomes unavailable for any reason, which event is not anticipated, the shares represented by the enclosed proxy will be voted for such other person designated by the Board.

Vote required: Directors must be elected by a plurality of all votes cast at the meeting. Votes withheld for any director will not be counted.

Voting by the Proxies: The Proxies will vote your shares in accordance with your instructions. If you have not given specific instructions to the contrary, your shares will be voted to approve the election of the nominees named in the Proxy Statement. Although the Company knows of no reason why the nominees would not be able to serve, if a nominee were not available for election, the Proxies would vote your Common Stock to approve the election of any substitute nominee proposed by the Board of Directors. The Board may also choose to reduce the number of directors to be elected as permitted by our Bylaws.

General Information about the Nominees: The following information regarding the Nominees, their occupations, employment history and directorships in certain companies is as reported by the respective Nominees.

Ronald W. Pickett, President and Chief Executive Officer, Chairman

Mr. Pickett joined our company on December 29, 2010 in connection with the Merger. Mr. Pickett brings over 40 years of construction, development and innovative technology skills and expertise to the team. He has founded numerous companies from startup and including three from inception through the public ownership process. Mr. Pickett also has an understanding of government, legislative, and permitting practices. Since December, 2007, Mr. Pickett has been an independent real estate development consultant. Until March, 2008, Mr. Pickett was a director of, and until December, 2007, Mr. Pickett was President and CEO of, Telkonet, Inc. (“Telkonet”) (OTCBB: TKOI.OB), a company that develops, manufactures and sells energy efficiency and smart grid networking technology. Until January, 2009, Mr. Pickett was President and a director of Microwave Systems Technology Inc. (“Microwave Systems”), a company that provided Internet/phone/video/wifi services in the New York City area. Until February, 2010, Mr. Pickett was Vice Chairman of Geeks on Call Holdings, Inc. (“Geeks on Call”) (PINK: GOCH.PK), a company that provided quick-response, on-site computer solutions and remote/telephone technical support. We took into account his prior experience in operating public and private enterprises in the development and construction of alternative energy projects and believe Mr. Pickett’s past experience in these fields gives him the qualifications and skill to serve as a director.

Stephen L. Sadle, Chief Operating Officer, Director
Mr. Sadle joined our company on December 29, 2010 in connection with the merger. Steve is a seasoned entrepreneur with over 40 years of diversified experience in management, contracting and heavy infrastructure development, interfacing with both the government and private sectors. He served as Vice President of Business Development and Marketing for over a decade, for a $200 million diversified construction firm.  He is experienced in Web based vertical extranet applications and has developed operating extranets in the construction and transportation industries. Steve served as co-founder, Chief Operating Officer and Director of Telkonet Inc. a public technology company. He was also cofounder and president of a successful regional construction company and was awarded the Small Businessman of the Year Award for the Washington Metropolitan Area. We believe Mr. Sadle’s business background and public company experience gives him the qualifications and skill to serve as a director.

H. James Magnuson, Director

Mr. Magnuson has served as a member of our Board of Directors since 2007. Mr. Magnuson resigned as our Vice President effective December 29, 2010 pursuant to the terms of the Merger Agreement. Since 1979, Mr. Magnuson has been an attorney engaged in the private practice of law in Coeur d’Alene, Idaho, and received his BS degree from the University of Idaho and his Juris Doctorate from Boston College. We believe Mr. Magnuson’s background in providing legal services gives him the qualifications and skill to serve as a director.

Robert P. Crabb, Secretary and Chief Marketing Officer, Director

Mr. Crabb joined our company on December 29, 2010 in connection with the Merger. Mr. Crabb has over 40 years of public and private sector experience including 15 years in the insurance industry including, sales and sales management with MetLife and independent property and casualty brokerage. His entrepreneurial expertise includes marketing consulting, corporate management and commercial/residential real estate development. He has served in a corporate governance capacity as secretary to a number of start-up companies. Since September, 2007, Mr. Crabb has been an independent real estate development consultant. Until September, 2007, Mr. Crabb was Secretary of Telkonet, until February, 2009, Mr. Crabb was Secretary of Microwave Satellite Technologies, and until October, 2009, Mr. Crabb was Secretary of Geeks on Call. We believe Mr. Crabb’s past experience in corporate compliance gives him the qualifications and skill to serve as a director.

Arthur P. Dammarell, Director

Mr. Dammarell has served as a member of our Board of Directors since 2006. From 2000 through March 2006, Mr. Dammarell was the principal financial officer, treasurer and a director of Nova Oil, Inc. (now Nova Biosource Fuels, Inc.). He received his BA degree in Urban and Regional Planning from Eastern Washington University. We took into account his prior work in both public and private organizations providing consulting on development project financing and believe Mr. Dammarell’s past experience in these fields gives him the qualifications and skill to serve as a director.

ROLE OF THE BOARD

Pursuant to Nevada law, our business, property and affairs are managed under the direction of our board of directors. The board has responsibility for establishing broad corporate policies and for the overall performance and direction of the Company, but is not involved in day-to-day operations. Members of the board keep informed of our business by participating in board and committee meetings, by reviewing analyses and reports sent to them regularly, and through discussions with our executive officers.

2010 BOARD MEETINGS

During the year ended December 31, 2010, the Board formally executed seven Unanimous Written Consent Actions. The directors participated in all of the combined total actions of the Board and the committees on which they served in 2010.

BOARD COMMITTEES

Audit Committee

The Company does not have a separately-designated standing audit committee or a committee performing similar functions. Because the Company does not have an audit committee, the company has not yet determined whether any of its directors qualifies as an audit committee financial expert. Currently, the Company Board of Directors review the Company’s 10-K and financial statements.

Nominating Committee

We do not have a Nominating Committee or Nominating Committee Charter.

Compensation Committee

We currently do not have a compensation committee of the board of directors.

Advisory Board

Our board also has established a separate advisory committee to assist management.

ELECTION OF DIRECTORS REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING. SHARES OF COMMON STOCK REPRESENTED BY PROXY CARDS RETURNED TO US WILL BE VOTED FOR THE NOMINEES LISTED ABOVE UNLESS YOU SPECIFY OTHERWISE. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF DIRECTORS.
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(ITEM 2 ON THE PROXY CARD)

The Board of Directors has appointed the firm of RBSM as independent auditors of the Company for the year ending December 31, 2011, subject to ratification of the appointment by the Company's stockholders. Additional information regarding the independence of RBSM and the amount of audit and other fees paid by the Company to RBSM are disclosed below.

Selection of our Independent Registered Public Accounting Firm is made by the Board of Directors.  RBSM LLP was selected as our Independent Registered Public Accounting Firm for the year ended December 31, 2010.  Our board of directors subsequently appointed RBSM for the year ended December 31, 2011.  All audit and non-audit services provided by RBSM are pre-approved by the Board of Directors which gives due consideration to the potential impact of non-audit services on auditor independence.

In accordance with Independent Standard Board Standards No. 1 (Independence Discussion with Audit Committees), we received a letter and verbal communication from RBSM that it knows of no state of facts which would impair its status as our independent public accountants. The Board of Directors has considered whether the non-audit services provided by RBSM are compatible with maintaining its independence and has determined that the nature and substance of the limited non-audit services have not impaired RBSM’s status as our Independent Registered Public Accounting Firm.

AUDIT FEES

Our former principal accountant, RBSM LLP, rendered invoices to us during the fiscal periods indicated for the following fees and services:

	Fiscal year ended December 31, 2009	Fiscal year ended December 31, 2010

Audit fees	$18,241	$0
Audit-related fees	$0	$10,000
Tax fees	Nil	Nil
All other fees	Nil	Nil

Audit fees consist of fees related to professional services rendered in connection with the audit of our annual financial statements, the review of the financial statements included in each of our quarterly reports on Form 10-Q.

Our policy is to pre-approve all audit and permissible non-audit services performed by the independent accountants.  These services may include audit services, audit-related services, tax services and other services.  Under our audit committee’s policy, pre-approval is generally provided for particular services or categories of services, including planned services, project based services and routine consultations. In addition, we may also pre-approve particular services on a case-by-case basis.  We approved all services that our independent accountants provided to us in the past two fiscal years.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF RBSM AS AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

BENEFICIAL OWNERSHIP OF SUNOVIA COMMON STOCK OF
PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the Common Stock as of October 21, 2010 by (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock; (ii) each director of the Company; (iii) each officer of the Company and (iv) all executive officers and directors as a group. Except as otherwise indicated below, each of the entities or persons named in the table has sole voting and investment powers with respect to all shares of Common Stock beneficially owned by it or him as set forth opposite its or his name.
NAME AND ADDRESS OF BENEFICIAL OWNER	TITLE OF CLASS	NUMBER OF SHARES OWNED (1)	PERCENTAGE OF CLASS (2)

Ronald W. Pickett **1997 Annapolis Exchange Pkwy., Suite 300, Annapolis, Maryland 21401	Common Stock (3)	72,235,000	34.5%

Stephen Sadle ** 1997 Annapolis Exchange Pkwy., Suite 300, Annapolis, Maryland 21401	Common Stock (3)	58,500,000	27.9%

Robert P. Crabb ** 1997 Annapolis Exchange Pkwy., Suite 300, Annapolis, Maryland 21401	Common Stock (3)	12,400,000	5.9%

Ownkar Persaud 1997 Annapolis Exchange Pkwy., Suite 300, Annapolis, Maryland 21401	Common Stock (3)	10,000,000	4.8%

H. James Magnuson ** 1997 Annapolis Exchange Pkwy., Suite 300, Annapolis, Maryland 21401	Common Stock (2)	1,811,114	*

Arthur P. Dammarell ** 1997 Annapolis Exchange Pkwy., Suite 300, Annapolis, Maryland 21401	Common Stock	525,500	*

All Officers and Directors As a Group	Common Stock	155,471,114	74.3%
_________________
* Less than 1%.
** Executive officer and/or director.

Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of October 21, 2011 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(1)	Based upon 209,300,519 shares of Common Stock outstanding as of October 21, 2011.

(2)	Includes 1,368,891 shares held in trust for the benefit of Mr. Magnuson’s relatives. As trustee, Mr. Magnuson has the power to vote such shares, but disclaims any beneficial ownership in the shares.

(3)
Includes certain shares noted in the executive employment agreement which states that during the first twelve months, after 90 days of employment if there is voluntarily termination by the executive, 90% of the shares will be forfeited to the Company. If the executive dies during the first twelvemonths, the shares distributed to the beneficiary will be 50% of the shares plus 1/24th of the remaining 50% for each month he was employed during the period of the 13th to the 24th month of the agreement. If termination is due to disability, the shares distributed will be 25% of the shares plus for each month of employment an additional amount of shares prorated at 1/36th of the remaining 75%, any undistributed shares will be forfeited to the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and executive officers, and persons who own more than 10 percent of the Company’s common stock, to file with the SEC the initial reports of ownership and reports of changes in ownership of common stock. Officers, Directors and greater than 10 percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Specific due dates for such reports have been established by the SEC and the Company is required to disclose in this report any failure to file reports by such dates during fiscal 2010. Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during the fiscal year ended December 31, 2010, there was no failure to comply with Section 16(a) filing requirements applicable to its officers, Directors and ten percent stockholders.

EXECUTIVE COMPENSATION
Summary Compensation Table

Name and principal position	Year	Salary ($)		Bonus ($)	Stock awards ($)		Option awards ($)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Ronald W. Pickett, President, Chief Executive Officer and Chairman (1)	2010	$34,614	(2)	$0	$0	(3)	$0	$0	$0	$0	$34,614
	2009	n/a		n/a	n/a		n/a	n/a	n/a	n/a	n/a

Thomas S. Smith, Director, Former President (4)	2010	$0		$0	$0		$0	$0	$0	$0	$0
	2009	$500		$0	$2,500	(5)	$0	$0	$0	$0	$3,000
__________________
(1)	Appointed as President, Chief Executive Officer and Chairman effective December 29, 2010 pursuant to the terms of the Merger Agreement.

(2)	This amount represents accrued salary for Mr. Pickett for his services as an executive officer of Clean Wind for the period of inception through December 31, 2010.

(3)
On September 22, 2010, Clean Wind Energy issued Mr. Pickett 20,000 shares of its common stock in exchange for cash and services rendered from Clean Wind Energy’s inception through September 22, 2010 at a price equal to $.001 per share (the par value of the shares).  Based upon the status of Clean Wind Energy as of September 22, 2010, such as its lack of assets, activities, commitments for funding and operations, we believe the fair value of Clean Wind Energy’s common stock was its par value at such time.  In addition, we believe there is no material value that can be attributed to the ministerial services rendered by Clean Wind Energy’s founders prior to the issuance of such shares.  Accordingly, we believe Clean Wind Energy did not pay any material equity-based compensation to officers and employees for services during the period from inception through December 31, 2010.

(4)	Resigned as President effective December 29, 2010 pursuant to the terms of the Merger Agreement.

(5)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

Director Compensation Table

The following table and related footnotes show the compensation paid during the fiscal year ended December 31, 2010 to our directors for their service as directors.

Name	Fees earned or paid in cash ($)		Stock awards ($)		Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Robert P. Crabb (1)	$10,386	(2)	$0	(3)	$0	$0	$0	$0	$10,386
H. James Magnuson	$0		$0		$0	$0	$0	$0	$0
Arthur P. Dammarell	$0		$0		$0	$0	$0	$0	$0
Dale B. Lavigne (4)	$0		$0		$0	$0	$0	$0	$0
Terrence J. Dunne (5)	$0		$7,000	(6)	$0	$0	$0	$0	$7,000
_________________
(1)	Appointed as director effective December 29, 2010 pursuant to the terms of the Merger Agreement.

(2)	Clean Wind has accrued salary for Mr. Crabb for his services as an executive officer of Clean Wind for the period of inception through December 31, 2010 in the amount of $10,386.

(3)
On September 22, 2010, Clean Wind Energy issued Mr. Crabb 4,000 shares of its common stock in exchange for cash and services rendered from Clean Wind Energy’s inception through September 22, 2010 at a price equal to $.001 per share (the par value of the shares).  Based upon the status of Clean Wind Energy as of September 22, 2010, such as its lack of assets, activities, commitments for funding and operations, we believe the fair value of Clean Wind Energy’s common stock was its par value at such time.  In addition, we believe there is no material value that can be attributed to the ministerial services rendered by Clean Wind Energy’s founders prior to the issuance of such shares.  Accordingly, we believe Clean Wind Energy did not pay any material equity-based compensation to officers and employees for services during the period from inception through December 31, 2010.

(4)	Resigned as a director effective December 29, 2010 pursuant to the terms of the Merger Agreement.

(5)	Resigned as a director effective October 29, 2010.

(6)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

Narrative to Summary Compensation Table and Director Compensation Table

During the year ended December 31, 2010, we provided no stock options, warrants, or stock appreciation rights.  On December 29, 2010, pursuant to the Merger, Clean Wind Energy became our wholly-owned subsidiary.  Clean Wind Energy has employment agreements with its officers as described below.  Clean Wind has accrued salaries for all its executives from inception through December 31, 2010 in the amount of $148,846.  On December 29, 2010, we issued 100,000 shares of Common Stock to former director Terrence J. Dunne in connection with services provided to our company.  We did not otherwise compensate our directors or executive officers in 2010.

During the year ended December 31, 2009, each director, and the one officer who was not a director, received 50,000 common shares, which were valued at $0.05 per share, amounting to $18,000. In addition, each individual was paid $500 cash. We provided no stock options, warrants, or stock appreciation rights, and during the year ended December 31, 2009 there were no employment contracts or incentive pay agreements, severance arrangements with any officer or director.

 No officer or director has outstanding unexercised options, stock that has not vested, or equity incentive plan awards.  We maintain no employee benefits plans.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

The Company has employment agreements with certain of its key employees which include non-disclosure and confidentiality provisions for protection of the Company’s proprietary information.

The Company has consulting agreements with outside contractors to provide marketing and financial advisory services. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

On December 29, 2010, pursuant to the Merger, Clean Wind Energy became our wholly-owned subsidiary.  Clean Wind Energy has employment agreements with its executive officers.  Each of the employment agreements was entered into on September 22, 2010 and amended on November 22, 2010.

Name	Position(s)	Term	Salary	Bonus	Severance
Ronald W. Pickett	President, Chief Executive Officer	3 years; renewable for 1 year on mutual consent	$200,000	Board Discretionary	Twelve (12) months salary and benefits for termination without cause.
Stephen Sadle	Chief Operating Officer	3 years; renewable for 1 year on mutual consent	$175,000	Board Discretionary	Twelve (12) months salary and benefits for termination without cause.
Robert P. Crabb	Secretary, Chief Marketing Officer	3 years; renewable for 1 year on mutual consent	$60,000	Board Discretionary	Twelve (12) months salary and benefits for termination without cause.
John W. Hanback	Chief Technology Officer	3 years; renewable for 1 year on mutual consent	$175,000	Board Discretionary	None
Itzhak Tepper	P.E. Chief Structural Engineer	3 years; renewable for 1 year on mutual consent	$150,000	Board Discretionary	None
Ownkar Persaud	Chief Financial Officer	3 years; renewable for 1 year on mutual consent	$100,000	Board Discretionary	Three (3) months salary and benefits for termination due to a change of control

Articles of Incorporation

The Company’s Articles of Incorporation do not address the indemnification or insurance of controlling persons, directors or officers against liability in their capacity as such.

Bylaws

The Company’s Bylaws provide as follows with respect to the indemnification and insurance of controlling persons, directors or officers against liability in their capacity as such.

The Company must indemnify any person made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (“Proceeding”) by reason of the fact that he is or was a director, against judgments, penalties, fines, settlements and reasonable expenses (including attorney’s fees) (“Expenses”) actually incurred by him in connection with such Proceeding if:(a) he conducted himself in good faith, and: (i) in the case of conduct in his own official capacity with the Company, he reasonably believed his conduct to be in the Company’s best interests, or (ii) in all other cases, he reasonably believes his conduct to be at least not opposed to the Company’s best interests; and (b) in the case of any criminal Proceeding, he had no reasonable cause to believe his conduct was unlawful.

The Company must indemnify any person made a party to any Proceeding by or in the right of the Company, by reason of the fact that he is or was a director, against reasonable expenses actually incurred by him in connection with such proceeding if he conducted himself in good faith, and: (a) in the case of conduct in his official capacity with the Company, he reasonably believed his conduct to be in its best interests; or (b) in all other cases, he reasonably believed his conduct to be at least not opposed to its best interests; provided that no such indemnification may be made in respect of any proceeding in which such person shall have been adjudged to be liable to the Company.

A director will not be indemnified in respect to any Proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he shall have been adjudged to be liable on the basis that personal benefit was improperly received by him.  No indemnity will indemnify any director from or on account of acts or omissions of such director finally adjudged to be intentional misconduct or a knowing violation of law, or from or on account of conduct of such director finally adjudged to be in violation of, from or on account of any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

No indemnification will be made by unless authorized in the specific case after a determination that indemnification of the director is permissible in the circumstances because he has met the applicable standard of conduct.

Reasonable expenses incurred by a director who is party to a proceeding may be paid or reimbursed by the Company in advance of the final disposition of such Proceeding in certain cases.

The Company has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as an officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of the Bylaws.

Nevada Law

Nevada law provides as follows with respect to the indemnification and insurance of controlling persons, directors or officers against liability in their capacity as such.

Indemnification.  Pursuant to NRS 78.7502 (Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person: (a) is not liable pursuant to Nevada Revised Statutes 79.138 (breach of good faith); or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to Nevada Revised Statutes 79.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful.

A corporation may also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person: (a) is not liable pursuant to Nevada Revised Statutes 79.138; or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Insurance.  Pursuant to NRS 78.752 (Insurance and other financial arrangements against liability of directors, officers, employees and agents), a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against the person and liability and expenses incurred by the person in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify such a person against such liability and expenses.  No such financial arrangement may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

The SEC’s Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to the Company’s directors, officers or controlling persons, the Company has been advised that in the opinion of the Commission this indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

Election of Directors and Officers.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

No Executive Officer or Director has been the subject of any order, judgment, or decree of any Court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No Executive Officer or Director has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No Executive Officer or Director is the subject of any pending legal proceedings.

ANNUAL REPORT ON FORM 10-K

The Company will provide upon request and without charge to each stockholder receiving this Proxy Statement a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, including the financial statements and financial statement schedule information included therein, as filed with the SEC.

OTHER BUSINESS

The Board of Directors is not aware of any matter other than the matters described above to be presented for action at the Meeting. However, if any other proper items of business should come before the Meeting, it is the intention of the individuals named on your proxy card as the proxy holders to vote in accordance with their best judgment on such matters.

By Order of the Board of Directors
By: /s/ Ronald W. Pickett
Ronald W. Pickett, Chairman and Chief Executive Officer

November 16, 2011
Annapolis, Maryland

PROXY
CLEAN WIND ENERGY TOWER, INC.
1997 Annapolis Exchange Pkwy., Suite 300,
Annapolis, Maryland  21401

ANNUAL MEETING OF STOCKHOLDERS — TO BE HELD
DECEMBER 16, 2011 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints RONALD W. PICKETT and ROBERT P. CRABB and each of them, with full power of substitution in each, as proxies for the undersigned, to represent the undersigned and to vote all the shares of Common Stock of the Company which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Annual Meeting of Stockholders (the “Meeting”) to be held on December 16, 2011, at  10:30 A.M., local time, or at any adjournments or postponements thereof.

•	marking, signing and dating the enclosed proxy card as promptly as possible and returning it via facsimile to 208-777-8998;
•	marking, signing and dating the enclosed proxy card as promptly as possible and returning it via electronic mail to michelle@columbiastock.com; or
•	casting your vote via the Internet at www.columbiastock.com/voting.

You may vote in person at the annual meeting, even if you use one of the three options listed above.

Should the undersigned be present and elect to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
ALL NOMINEES FOR DIRECTOR AND EACH OF THE LISTED PROPOSALS.

Proposal (1) The election as directors of all nominees listed below to serve until the 2012 Annual Meeting of Stockholders or until their successors have been duly elected and qualified (except as marked to the contrary).

Nominees:

01) Ronald W. Pickett	02) Robert P. Crabb	03) Stephen L. Sadle
04) H. James Magnuson	05) Arthur P. Dammarell

FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐

To withhold authority to vote, mark “For All Except” and write the nominee's number on the line below.

Proposal (2) Ratification of the appointment of RBSM LLP as auditors of the Company for the fiscal year ending December 31, 2011.

FOR ☐	AGAINST ☐	ABSTAIN ☐

The shares represented by this proxy will be voted as directed by the stockholder, but if no instructions are specified, this proxy will be voted for the election of the Board nominees and for proposals. If any other business is presented at the Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Meeting.

The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of the Notice of Annual Meeting and accompanying Proxy Statement relating to the Meeting and an Annual Report to Stockholders for fiscal year ended December 31, 2010.

NOTE: PLEASE MARK, DATE AND SIGN AS YOUR NAME(S) APPEAR(S) HEREON AND RETURN IN THE ENCLOSED ENVELOPE. IF ACTING AS AN EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ETC., YOU SHOULD SO INDICATE WHEN SIGNING. IF THE SIGNER IS CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME, BY DULY AUTHORIZED OFFICER. IF SHARES ARE HELD JOINTLY, EACH SHAREHOLDER SHOULD SIGN.

Signature__________________________________

Signature (Joint Owner)_____________________

Date_____________________, 2011